UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2023

OWL ROCK CORE INCOME CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01369	85-1187564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition

On March 9, 2023 Owl Rock Core Income Corp. (the “Company”) announced the following financial results as of December 31, 2022:

($ in millions, except per share amount)

Total assets of $11,036.4

Total equity of $5,249.8

Cash of $225.2

Net debt-to-equity of 1.01x

Net investment income per share of $0.81 for the year ended December 31, 2022

For record date December 31, 2022, the monthly distribution is $0.06643, or 8.8% based on December 31, 2022 net asset value.

Portfolio Update

As of December 31, 2022, we had investments in 206 portfolio companies with an aggregate fair value of $10.7 billion. For the quarter ended December 31, 2022, the Company had new investment commitments of $1,137.5 million and net funded investment activity of $484.6 million.

As of December 31, 2022, excluding certain investments that fall outside the Company’s typical borrower profile, the Company’s portfolio companies representing 83.4% of its total debt portfolio based on fair value, had weighted average annual EBITDA of $211.8 million and a weighted average loan-to-value of 39.3%. The weighted average total yield of the portfolio at fair value is 10.6%.

Investments at fair value and amortized cost consisted of the following as of December 31, 2022:

	December 31, 2022		December 31, 2021
($ in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
First-lien senior secured debt investments	$8,499,854	$8,448,540	$2,490,219	$2,491,334
Second-lien senior secured debt investments	1,203,388	1,142,862	496,559	498,247
Unsecured debt investments	221,564	211,328	2,164	2,116
Preferred equity investments	510,033	500,023	56,696	56,970
Common equity investments	248,176	264,437	71,259	71,705
Investment funds and vehicles	141,777	140,394	—	—

Total Investments	$10,824,792	$10,707,584	$3,116,897	$3,120,372

The table below describes investments by industry composition based on fair value, as of December 31, 2022.

Industry
Advertising and media	2.8%
Aerospace and defense	0.4
Automotive	1.4
Asset based lending and fund finance	1.2
Buildings and real estate	4.0
Business services	7.3
Chemicals	1.7
Consumer products	2.4
Containers and packaging	3.6

Distribution	2.3
Education	1.4
Energy equipment and services	0.1
Financial services	2.6
Food and beverage	5.8
Healthcare equipment and services	3.9
Healthcare providers and services	14.4
Healthcare technology	5.2
Household products	2.4
Human resource support services	1.1
Infrastructure and environmental services	0.9
Insurance	9.7
Internet software and services	13.6
Investment funds and vehicles	1.3
Leisure and entertainment	1.2
Manufacturing	3.0
Professional services	2.8
Specialty retail	3.2
Telecommunications	—
Transportation	0.3
Total	100.0%

As of December 31, 2022, the Company had one investment on non-accrual. The following table shows the composition of our portfolio on the 1 to 5 rating scale as of December 31, 2022:

	December 31, 2022
Investment Rating	Fair Value	Percentage
($ in thousands)
1	$239,458	2.2%
2	10,335,440	96.6%
3	127,472	1.2%
4	—	—%
5	5,214	0.0%

Total	$10,707,584	100.0%

Based on our Consolidated Statements of Assets and Liabilities as of December 31, 2022, the following table shows the annualized impact on net income of hypothetical base rate changes in interest rates on our debt investments (considering interest rate floors for floating rate instruments) assuming each floating rate investment is subject to 3-month reference rate election and there are no changes in our investment and borrowing structure.

($ in millions)	Interest Income	Interest Expense (2)	Net Income (1)
Up 300 basis points	$298.7	$(124.3)	$174.4
Up 200 basis points	$199.1	$(82.9)	$116.2
Up 100 basis points	$99.6	$(41.4)	$58.2
Up 50 basis points	$49.8	$(20.7)	$29.1
Down 50 basis points	$(49.8)	$20.7	$(29.1)
Down 100 basis points	$(99.6)	$41.4	$(58.2)

(1)	Excludes the impact of income-based fees.
(2)	Excludes the impact of our interest rate swaps as a result of interest rate changes.

The information in Item 2.02 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section. The information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWL ROCK CORE INCOME CORP.

Dated: March 9, 2023	By:	/s/ Bryan Cole
Name: Bryan Cole Title: Chief Operating Officer and Chief Financial Officer